Exhibit 99.1

	RE:	MHI Hospitality Corporation
814 Capitol Landing Road
Williamsburg, VA 23185
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT THE FINANCIAL RELATIONS BOARD:
Bill Zaiser	Georganne Palffy
Chief Financial Officer	General Information
(301) 474-3307	(312) 640-6768

FOR IMMEDIATE RELEASE

TUESDAY, MAY 10, 2005

MHI HOSPITALITY CORPORATION REPORTS FIRST QUARTER

FINANCIAL RESULTS

Williamsburg, VA – May 10, 2005 – MHI Hospitality Corporation (AMEX: MDH), a lodging real estate investment trust (REIT) focused on the ownership of midscale and upscale full-service hotels, today reported results for the quarter ended March 31, 2005.

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “We are pleased with our operating results for our first full quarter as a public company. Our Revenue per Available Room (“RevPAR”) for our initial hotels increased by 12.0 percent during the quarter in comparison to the first quarter of 2004, driven by an 8.3 percent increase in ADR and a 3.4 percent increase in occupancy. We are encouraged with the performance of our portfolio during the quarter and believe these properties will continue to benefit from overall industry improvements coupled with our renovation efforts.”

Consolidated Financial Results

For the quarter ended March 31, 2005, the company reported consolidated total revenue of $11.5 million and consolidated net loss of approximately $28,000, or $(0.00) per share. Funds from operations, or FFO, net income excluding extraordinary items, depreciation and minority interest, was approximately $890,000, or $.08 per share for the quarter.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

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Hotel Operating Performance

For the quarter ended March 31, 2005, the company’s six hotels generated $11.5 million of total revenue and approximately $800,000 of hotel operating profit.

Included in the following table are the key hotel operating statistics for our six initial hotel properties for the quarter ended March 31, 2005 and for the comparable period in 2004. For the quarter ended March 31, 2004, two of our hotel properties were not under the control or management of the company.

	Quarter Ended March 31, 2005	Quarter Ended March 31, 2004	Variance
	MHI Hospitality Corporation	Initial Hotel Properties	%
Occupancy %	66.8%	64.6%	3.4%
Average Daily Rate (“ADR”)	$92.19	$85.15	8.3%
Revenue per Available Room (“RevPAR”)	$61.59	$55.00	12.0%

Balance Sheet/Liquidity

As of March 31, 2005, the company had a $10.5 million of available cash and cash equivalents. The company’s $23 million secured revolving line of credit had a balance of $(0.00). The company intends to use the line of credit to acquire, repair or renovate properties, and for working capital.

The company declared a quarterly dividend of $0.17 per share of common stock payable to shareholders of record on the close of business Wednesday, June 15, 2005. The dividend will be paid on Monday, July 11, 2005.

Portfolio Update

The company continues to actively pursue investment opportunities. Since its public offering, the company has closed on an initial portfolio of six hotels using $42.1 million of total consideration, payable in the form of cash, limited partnership units in MHI Hospitality, L.P., the company’s operating partnership, and the assumption of debt. At March 31, 2005, total assets were $100.0 million, including $79.0 million of net investment in hotel properties, total debt was $27.5 million, and unit holder’s equity was $22.0 million.

The renovation work in Philadelphia, Williamsburg and Laurel remains on schedule. The company previously estimated $7.9 million for the renovations at Williamsburg and Philadelphia and currently anticipates the costs will remain on budget. The targeted completion for each location is the fall of 2005. The lease for the Outback Steakhouse has been executed for the Laurel location, with a fall opening anticipated.

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Outlook and Market Trends

Management is reaffirming its previous guidance and anticipates that RevPAR growth for 2005 will be in the range of 5.0 percent to 6.0 percent when compared to our accounting predecessor, and 9.0 to 12.0 percent when compared to the same six hotels in 2004. Given this forecast, management anticipates that for 2005, FFO per share will be in the range of $0.90 to $0.95. Based on the portfolio’s strong performance in first quarter of 2005, management anticipates a solid year operationally, as current results are ahead of historical performance and favorable in comparison to selected lodging indices. This guidance is based upon the assumption of a continuation of the recovery in the lodging industry.

Earnings Call

The company will conduct its quarterly conference call for investors and other interested parties at 10:30 AM EDT on Tuesday, May 10, 2005. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-811-7286. To participate in the webcast, log on to http://www.mhihospitality.com or www.viavid.com 15 minutes before the call to download the necessary software.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of midscale and upscale full service hotels in the mid-Atlantic and southeastern United States. Currently, the portfolio consists of six properties for a total of 1,383 rooms, the majority of which operate under the Hilton and Holiday Inn brands. More information on the company may be found on its website at www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. For a further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the prospectus.

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	MHI Hospitality March 31, 2005	MHI Hospitality December 31, 2004
	(unaudited)
ASSETS
Investment in hotel properties, net	$79,047,209	$78,418,173
Cash and cash equivalents	10,585,342	8,314,353
Restricted real estate tax escrows	916,167	637,627
Accounts receivable	1,798,381	1,161,159
Accounts receivable-affiliate	1,760,832	400,216
Prepaid expenses, inventory and other assets	2,288,648	1,602,633
Shell Island lease purchase, net	3,397,059	3,500,000
Deferred financing costs, net	183,265	198,083

TOTAL ASSETS	$99,976,903	$94,232,244

LIABILITIES & OWNERS’ EQUITY
Mortgage loans	$25,542,993	$25,753,188
Note payable related party	2,000,000	2,000,000
Accounts payable and accrued expenses	4,814,380	5,177,184
Dividends payable	1,139,680	—
Advance deposits	309,363	336,302
Due to affiliate	—	100,000

Total liabilities	33,806,416	33,366,674

Minority Interest in Operating Partnership	22,045,464	21,118,257

OWNERS’ EQUITY
Preferred stock, par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01, 49,000,000 shares authorized, 6,704,000 shares and 6,004,000 shares issued and outstanding at March 31, 2005 and December 31, 2004	67,040	60,040
Additional paid in capital	47,760,348	42,221,495
Accumulated deficit	(3,702,365)	(2,534,222)

TOTAL OWNERS’ EQUITY	44,125,023	39,747,313

TOTAL LIABILITIES AND OWNERS’ EQUITY	$99,976,903	$94,232,244

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MHI HOSPITALITY CORPORATION AND PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (unaudited)

	MHI Hospitality Three months ended March 31, 2005	The Predecessor Three months ended March 31, 2004
Revenue
Rooms department	$7,655,583	$3,503,027
Food and beverage department	3,322,736	1,715,554
Other operating departments	504,528	199,562

Total revenue	11,482,847	5,418,143

EXPENSES
Hotel operating expenses
Rooms department	2,273,310	916,458
Food and beverage department	2,472,871	1,275,814
Other operating departments	156,853	98,840
Indirect	4,496,407	2,229,416

Total hotel operating expenses	9,399,441	4,520,528

Depreciation and amortization	952,104	414,053
Renovation expenses	241,503	15,410
Corporate general and administrative	507,875	—

Total operating expenses	11,100,923	4,949,991

OPERATING INCOME	381,924	468,152

Other income (expense)
Interest expense	(495,639)	(570,669)
Interest income	48,311	212
Other income - net	—	(7,187)

Income (loss) before minority interest in operating partnership and income taxes	(65,404)	(109,492)

Minority Interest in predecessor company	—	(104,990)
Minority interest in operating partnership	36,941	—
Income tax benefit	—	—

Net income (loss)	$(28,463)	$(214,482)

Loss per share	(0.00)	—

Weighted average number of shares outstanding	6,618,444	—

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MHI HOSPITALITY CORPORATION AND PREDECESSOR

CONSOLIDATED AND COMBINED FFO RECONCILIATION

The following table reconciles net loss to FFO for the quarter ended March 31, 2005

	MHI Hospitality Three months ended March 31, 2005	The Predecessor Three months ended March 31, 2004
Net income (loss)	$(28,463)	$(214,482)
Add minority interest	(36,941)	104,990
Add depreciation and amortization	952,104	414,053

FFO	$886,700	$304,561

Shares outstanding	6,704,000
Units outstanding	3,817,036

Total shares and units	10,521,036

FFO per share and unit	$0.08

Funds from Operations, FFO, is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non- cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.